UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2009

NEWMONT MINING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-31240	84-1611629
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6363 South Fiddler’s Green Circle Greenwood Village, Colorado	80111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 863-7414

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On November 16, 2009, Newmont Mining Corporation (the “Company”) issued a news release announcing that, in connection with divestiture obligations under the Batu Hijau Contract of Work, its subsidiary, Newmont Indonesia Limited, together with Nusa Tengarra Mining Corporation (“NTMC”), a subsidiary of Sumitomo Corporation, completed the transfer of 10% of PT Newmont Nusa Tenggara’s (“PTNNT”) shares (3% for the 2006 divestiture and 7% for the 2007 divestiture) to PT Multi Daerah Bersaing, a consortium comprised of Indonesian regional and local governments near the Batu Hijau copper and gold mine and PT Multicapital, a private company (the “Share Transfer”). The shares were sold at an aggregate price of $391 million. As part of the sale, PTNNT agreed to contribute an additional $38 million for community development projects in the communities surrounding the Batu Hijau mine.

As a result of the Share Transfer, the Company’s ownership in the Batu Hijau mine’s proven and probable equity reserves has been reduced from 45% to 39.375%. Future share transfers pursuant to the Contract of Work could cause the Company’s ownership in the Batu Hijau mine’s proven and probable equity reserves to be reduced further (from 39.375% to as low as 27.5625%).

The Share Transfer does not require the Company to deconsolidate PTNNT. The resulting gain from the Share Transfer will be carried as an increase to stockholders’ equity in the Company’s consolidated balance sheets. For so long as the Company continues to consolidate PTNNT, any gains resulting from future shares transferred pursuant to the Contract of Work will also be included in the Company’s stockholders’ equity in its consolidated balance sheets. Future share transfers pursuant to the Contract of Work may result in the combined ownership interest of the Company and NTMC (together with the Company, “NTP”) in PTNNT being reduced to 49%, which may require the Company to deconsolidate PTNNT. In such circumstances, if NTP does not retain the power to direct the activities that most significantly impact PTNNT’s economic performance, the Company would deconsolidate PTNNT and recognize the likely gain resulting from the shares transferred in earnings. This would cause the Company to record its remaining noncontrolling interest in PTNNT at fair value, with the related likely gain recognized in earnings. Upon such a deconsolidation, the Company would account for its remaining noncontrolling interest in PTNNT as an equity method investment and would recognize its portion of PTNNT’s earnings thereafter as a single line item in the Company’s consolidated statements of income. Deconsolidation could have an impact on the Company’s reported consolidated sales, costs applicable to sales, amortization, net income, total assets, debt and cash flows from operating, investing and financing activities.

The Company does not undertake to provide updates regarding future transfers of PTNNT shares or the impact thereof, or any other events or circumstances after the date of this news release, except as may be required under applicable securities laws.

The news release also announced the extension by the Government of the Republic of Indonesia (the “Government”) of the deadline to implement divestiture of PTNNT’s 2008 and 2009 shares until November 23, 2009, to allow the Government additional time to designate a buyer, and the Government’s acknowledgement that PTNNT is no longer in breach of the Contract of Work in respect of the divestiture shares.

A copy of the Company’s news release is attached hereto as Exhibit 99.1.

Cautionary Statement:

This report and related news release contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended that are intended to be covered by the safe harbor created by such sections and other applicable laws. Such forward-looking statements include, without limitation, statements regarding future share transfers, events resulting from changes in ownership of PTNNT and the future success of the Batu Hijau mine. Where the Company expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. Such risks include, but are not limited to, gold and other metals price volatility, currency fluctuations, increased production costs and variances in ore grade or recovery rates from those assumed in mining plans, political and operational risks, and governmental regulation and judicial outcomes. For a more detailed discussion of such risks and other factors, see the Company’s 2008 Annual Report on Form 10-K, filed on February 19, 2009, with the Securities and Exchange Commission, as well as the Company’s other SEC filings. The Company does not undertake any obligation to release publicly revisions to any “forward-looking statement,” to reflect events or circumstances after the date of this news release, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.

ITEM 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated November 16, 2009

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWMONT MINING CORPORATION

By:	/s/ Jeffrey K. Reeser
Name: Jeffrey K. Reeser Title: Vice President and Secretary

Dated: November 16, 2009

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated November 16, 2009